UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2007

Enthrust Financial Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-23965	84-1374481

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1270 Avenue of the Americas, New York, New York 10020

(Address of Principal Executive Office) (Zip Code)

212-356-0500

Registrant’s telephone number, including area code

47 School Street Chatham, New Jersey 07928

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ENTHRUST FINANCIAL SERVICES, INC. AND SUBSIDIARIES

Amendment No. 2

Current Report on Form 8-K

i

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

          This Current Report on Form 8-K (this “Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Forward-looking statements reflect the current view about future events and financial performance based on certain assumptions. They include opinions, forecasts, projections, assumptions, guidance, expectations, beliefs or other statements that are not statements of historical fact. In some cases, forward-looking statements can be identified by words such as “may”, “can”, “will”, “should”, “could”, “expects”, “hopes”, “believes”, “plans”, “anticipates”, “estimates”, “predicts”, “projects”, “potential”, “intends”, “approximates” or the negative or other variation of such terms and other comparable expressions. Forward-looking statements in this Report may include statements about:

•	future financial and operating results, including projections of revenues, income, expenditures, cash balances and other financial items;

•	our capital requirements and the need for additional financing;

•	our ability to secure new client engagements;

•	our ability to successfully consummate financing and merger and acquisition transactions on behalf of our clients;

•	our ability to protect our intellectual property rights and secure the right to use other intellectual property that we deem to be essential to the conduct of our business;

•	the outcome of various regulatory and legal proceedings in which we are currently involved;

•	the performance of any of our financial products and their potential to generate revenues;

•	development of new financial products;

•	our ability to execute our growth, expansion and acquisition strategies;

•	current and future economic and political conditions;

•	overall industry and market performance;

•	competition;

•	management’s goals and plans for future operations; and

•	other assumptions described in this Report underlying or relating to any forward-looking statements.

          The forward-looking statements in this Report are only predictions. Actual results could, and likely will, differ materially from these forward-looking statements for many reasons, including the risks described under “Risk Factors” and elsewhere in this Report. No guarantee about future results, performance or achievements can be made. These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. The safe harbors for forward-looking statements provided by the PSLRA are unavailable to issuers of “penny stock.” Our shares may be considered a penny stock and, as a result, the safe harbors may not be available to us.

EXPLANATORY NOTE

          On July 10, 2007, the Registrant consummated the Exchange, as more particularly described in the Current Report on Form 8-K filed by the Registrant on July 11, 2007 (the “Report”), and in Amendment No. 1 to the Report filed on July 18, 2007 (“Amendment No. 1”). The purpose of this Amendment No. 2 to the Report is to update: (i) the unaudited financial information contained in the Report to include Holding’s financial condition and operating results as at and for the three and six month periods ended June 30, 2007, as well as (ii) the pro forma selected combined financial data as at and for the six month period ended June 30, 2007.

          All capitalized terms used in this Amendment No. 2 to the Report shall have the same meaning as ascribed to such terms in the Report and in Amendment No. 1.

Item 1.01	Entry into a Material Definitive Agreement

          Incorporated by reference from the Report and Amendment No. 1.

Item 2.01	Completion of Acquisition or Disposition of Assets

          Except as otherwise set forth below, incorporated by reference from the Report and Amendment No. 1.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          The following discussion should be read in conjunction with Holding’s audited and unaudited consolidated financial statements and the related notes and the pro forma financial information that appears elsewhere in this Report. In addition to the historical and pro forma information, this discussion includes forward-looking statements reflecting our current expectations that involve assumptions, risks and uncertainties. Actual results and the timing of events may differ significantly from those projected in the forward-looking statements due to a number of factors, including those set forth in the section entitled “Risk Factors” and elsewhere in the Report.

          Prior to July 10, 2007 (the “Exchange Date”), Enthrust Financial Services, Inc. (“Enthrust” or the “Company”) was a “shell” company with no business or operations. On the Exchange Date, the Company entered into a reorganization transaction (the “Exchange”) in which it issued an aggregate of 24,649,373 shares of Common Stock and warrants to purchase 1,355,600 shares of Common Stock to the former beneficial holders of the debt and equity securities of Rodman & Renshaw Holding, LLC (“Holding”), a Delaware limited liability company engaged, together with its directly- and indirectly-owned subsidiaries, in the investment banking business. As a result of the Exchange: (i) Holding became a wholly-owned subsidiary of the Company; and (ii) the former beneficial owners of Holding’s equity and debt securities own 98.6% of the issued and outstanding shares of the Company’s Common Stock. In addition, as part of the Exchange, the Company’s officers and directors resigned and Holding’s officers and directors became the officers and directors of the Company. All references in this Amendment No. 2 to the Report to “us,” “we” and “our” refer to Holding and its direct and indirect subsidiaries before the Exchange and to the Company and its direct and indirect subsidiaries after the Exchange.

Overview

          We are a full service investment bank dedicated to providing investment banking services to companies that have significant recurring capital needs due to their growth and development strategies. We also provide research and sales and trading services to institutional investor clients that focus on those types of companies. Since 2003, we have been a leading investment banking firm to the biotechnology sector, a capital intensive market segment, as well as a leader in the PIPE and RD transaction markets.

          Through AcumenBioFin™, our division dedicated exclusively to the life science sector, we provide a broad range of investment banking services to biotechnology companies, specialty pharmaceutical companies, medical device companies and other companies operating in the life science sector. Our present business began in 2002, when we made the strategic decision to focus on the biotechnology sector and to build an integrated investment banking platform to service this sector. This was based in part upon our belief that the biotechnology sector was underserved by the investment banking community as a result of: (i) the consolidation, beginning in the 1990’s, of well-established middle market and boutique investment banks with and into large financial institutions; and (ii) the significant downturn in capital market activity in the biotechnology sector beginning in 2001.

          In furtherance of our strategy, we recruited investment bankers, research analysts, traders and institutional sales people with expertise in the biotechnology sector from other investment banks, from academia and from companies that operate in this sector. As a result, many members of our biotechnology “team” have PhDs or other advanced medical or scientific degrees. With this expertise, we have been able to better understand the potential performance of the products under development by and the regulatory environment impacting biotechnology companies and evaluate general economic and business trends affecting those companies. We believe the experience and talent of our professionals enable us to deliver the specialized advice and differentiated services our clients demand, which has resulted in a significant amount of repeat business.

          As we continued to expand our capital raising efforts for biotechnology companies, we determined that many of the financing strategies and transaction structures that we have developed for companies in the biotechnology sector could be equally effective for companies operating in other sectors of the economy. Applying our financing know-how, understanding of the financing needs of capital intensive companies, and appreciation of the concerns and goals of institutional investors that invest in such companies, we have begun to leverage our performance and reputation as a leading investment bank in the biotechnology sector to expand our product-based expertise and business reach to other sectors with similar financing needs. During the past 18 months, we completed investment banking transactions for companies in the environmental services, business services, technology, security, oil and gas, retail and logistics sectors, in addition to continuing to grow our presence in the biotechnology sector.

          Our activities as an investment banking firm constitute a single business segment, with the following principal sources of revenue:

•	Investment banking fees, which are derived from corporate finance activities and strategic advisory services;

•	Realized and unrealized gains with respect to securities held for our own account;

•	Commissions on sales and trading activities;

•	Conference fees; and

•	Other miscellaneous sources of revenues such as asset management fees (eliminated upon consolidation in 2007 and 2006), interest and dividends.

While we have multiple sources of revenue, most of our revenues are derived from our investment banking services and consist of private placement, underwriting and strategic advisory fees earned upon the successful completion of financing or other types of corporate transactions, such as mergers, acquisitions and dispositions. We do not separately prepare, report or analyze financial data or operating results, such as operating expenses, profit and loss or assets, for our various operating units. For example, our sales and trading unit generates commission revenues and incurs various expenses specifically related to their activities, such as execution and clearing charges. Similarly, our life science conferences generate fees from attendees and presenters but also have expenses related to facility usage, food and beverage and entertainment.

Business Environment

          Market conditions and valuations for companies in the life science sector, as well as general market conditions, can materially affect our financial performance. While we have experienced significant revenue growth over recent periods, the nature of our revenue generation, including the size of transactions, the timing of transaction closings and the sectors in which those transactions occur, make future performance difficult to predict and potentially highly variable. Revenues for many of the services we provide are earned only upon the successful completion of a transaction. Accordingly, revenues and net income in any period may not be indicative of full-year results or the results of any other period and may vary significantly from year-to-year and quarter-to-quarter depending on whether and when transactions are completed and the number, size and type of transactions completed.

          Historically, the first and fourth quarters are our highest revenue-generating periods, although we cannot be certain that this trend will continue. The second quarter of 2007 was quite strong and exceeded revenue for the second quarter of 2006 by more than 300%. This increase is due almost entirely to larger transactions, which, we believe is a direct result of increases in the staffing of our investment banking group and our increasing visibility and credibility with both issuers and institutional investors, which has enabled us to seek and secure larger engagements. Recent volatility in the capital markets, however, may lead to disruptions that delay or eliminate revenue opportunities during the remainder of the fiscal year.

Revenues

          Our principal sources of revenues are: (i) investment banking revenues, which include placement agent, underwriting and strategic advisory fees; (ii) principal transactions, which consists of unrealized gains and losses on securities held for investment; (iii) gains and losses realized from the sale of securities held for investment; (iv) commissions; (v) conference fees; and (vi) asset management fees (eliminated upon consolidation in 2007 and 2006), interest and dividends.

          Investment banking

          Investment banking revenues include fees earned in connection with private placement and underwritten financing transactions and advisory fees earned in connection with mergers, acquisitions, divestitures and similar transactions. We operate in a highly competitive environment where there rarely are long-term contracted sources of revenue, and each revenue-generating engagement, which typically relates to a single transaction, is separately awarded and negotiated. We gain new clients each year through our business development initiatives, including our life science conferences, and through referrals from current and former clients, directors, attorneys and other parties with whom we have relationships. We also obtain new engagements from previous clients and from the movement of their senior management to other companies.

          Our investment banking revenues depend, to a large extent, on the successful completion of financing, merger, acquisition, divestiture or similar transactions. A transaction may fail to be completed for many reasons, including changes in market and/or general economic conditions, business reversals or setbacks, failure of the parties to agree upon final terms, failure to secure necessary board or stockholder approvals, failure to secure necessary financing, and failure to receive necessary regulatory approvals. In addition, an engagement initially undertaken for a particular type of transaction, such as a financing, may not generate revenue because the client decides to consummate a different transaction for which we are not entitled to a fee. Although we internally track placement agent, underwriting and strategic advisory fees separately, we do not treat them as separate lines of business and we do not track the related expenses separately.

          Principal transactions and realized gains and losses

          Revenues described as “principal transactions” constitute net unrealized gains and losses on publicly traded unrestricted common stock that we have the ability to sell in the short term. Unrealized gains and losses on publicly traded unrestricted common stock that we cannot sell in the short term (i.e., 12 months) due to low volume or illiquidity are reported separately under “other comprehensive income/loss.”

          Realized gains and losses reflect the net proceeds from the sale of securities in excess of or below our cost of those securities. Securities held for investment include: (i) warrants we received as compensation for acting as placement agent; (ii) securities and/or warrants we purchased in offerings for which we acted as placement agent; (iii) retained equity positions in former “shell” companies that have been merged with operating companies; and (iv) beginning January 1, 2006, securities held by the R&R Opportunity Fund, L.P. (the “Fund”), a hedge fund that we manage through the Rodman & Renshaw Fund Manager, LLC (the “Fund Manager”) and in which we have a 6.8% equity interest as of June 30, 2007. Principal transaction revenues and gains realized will vary from period-to-period and year-to-year, based on general market conditions and the performance of the companies in which we own securities and the amount of our compensation received in the form of warrants or securities rather than cash. The decision to hold or liquidate securities depends on a variety of factors, including market conditions, our assessment of the prospects of the issuer and our need for capital.

          Commissions

          Commissions constitute amounts paid by our investor clients from brokerage transactions in equity securities. Our commissions may vary from period-to-period, in part, depending on commission rates, trading volume and number of customers. The introduction of decimalization in securities trading since 2000 and the ability to execute trades electronically, through the Internet and through other alternative trading systems, have resulted in reductions in trading commissions and spreads generally. We expect this trend toward alternative trading systems and resulting pricing pressures on our brokerage business commissions to continue.

          We are, to some extent, compensated through trading commissions for the value of our equity research and other value added services that we deliver to our clients. These “bundled” commission practices have been the subject of discussion among regulators, the investment banking community and brokerage clients. Some institutional investors have recently announced agreements with brokerage firms under which they will pay for research directly in cash instead of compensating these firms through trading commissions. Depending on the extent to which this practice is adopted, this trend could reduce our commission revenues by negatively affecting both trading volumes and commission rates.

          Conference fees and other revenues

          Conference revenues have increased over the years as more companies have participated in our two annual life science sector conferences and we have increased the fees charged for participation. However, conference revenues do not cover the entire cost directly associated with the conferences, such as facility usage costs, travel, entertainment and dining. We believe that the conferences are an important part of our marketing strategy and have contributed to our overall revenue growth. Interest and dividend income primarily consists of interest earned on our cash and short term investments.

          We also earn asset management fees through the Fund Manager. However, those fees are eliminated in consolidation. The Fund Manager is managed by John J. Borer III, our Chief Executive Officer. Mr. Borer and members of his family constitute a majority of the investors in the Fund and have contributed most of the Fund’s capital.

     Operating Expenses

          We view our operating expenses as falling into one of two categories: (i) employee compensation and benefits; or (ii) other operating expenses.

          Employee compensation and benefits

          Employee compensation and benefits is our largest category of expense, generally constituting more than 50% of our total expenses. Employee compensation and benefits include salaries, bonuses, benefits, employment taxes and other employee costs. It includes both cash and non-cash expenses. We generally pay our employees semi-monthly salaries during the year. We also pay discretionary bonuses based on a combination of the individual and the firm’s performance, which, particularly for our senior professionals, makes up the largest portion of their total compensation. In some cases, discretionary bonuses are paid quarterly in arrears and, in other cases, annually, in arrears. Prior to the Exchange, we operated as a limited liability company, which was taxed as a partnership for federal and state income tax purposes. As a result, historically, we distributed a significant portion of our profits to our senior executive officers. For example, from January 1, 2007 through the Exchange Date, July 10, 2007, we distributed $17.5 million of profits to our members in their capacities as such. A significant portion of this amount went to our senior executives. From and after the Exchange, we have operated as a “C” corporation. Generally, distributions from a “C” corporation are taxable as compensation, dividends or capital gain. In addition, beginning with the current fiscal year, we are targeting our total compensation and benefits expense, excluding equity-based compensation granted prior to September 30, 2007, to approximately 55% of total consolidated revenues.

          Other operating expenses

          Other operating expenses include all operating expenses other than those constituting employee compensation and benefits, such as fees, costs and expenses relating to the life science conferences, such as facility usage fees and travel, entertainment and dining expenses, business development costs, office supplies, subscription fees, occupancy and rental costs, brokerage and trade execution costs, professional fees, communications, data processing and information services, travel and entertainment, depreciation and amortization, recruiting and insurance. Clearance and execution charges are directly related to our trading unit. Other operating expenses have been relatively modest in proportion to revenues as a result of the relatively small number of staff and related costs (including travel, office space, communications, broker/dealer costs, depreciation and professional services) that we incur. Other operating expenses as a percentage of revenues vary as a result of a variety of factors, including fluctuation in quarterly revenues, the amount of recruiting and business development activity and the amount and timing of reimbursement of engagement-related expenses by clients. Accordingly, other operating expenses as a percentage of revenues in any particular quarter may not be indicative of those expenses as a percentage of revenues in any future period. We monitor these expenses carefully and expect that they will increase after the Exchange as a result of additional auditing, legal, insurance, printing and other expenses related to being a publicly-traded reporting company.

Results of Operations

          The following table sets forth our revenues, expenses, net income (loss) and comprehensive income (loss) for the three and six month periods ended June 30, 2007 and 2006, which are derived from our unaudited condensed consolidated financial statements included elsewhere in this Report.

	Three Months Ended June 30,		Six Months Ended June 30,

	2007	2006	2007	2006

	(in thousands)
Revenues:
Private placement, underwriting and strategic advisory fees	$24,754	$4,077	$39,374	$17,234
As a percentage of total revenues	93.3%	63.9%	83.4%	64.0%
Principal transactions, net	(760)	(1,538)	(340)	1,480
As a percentage of total revenues	(2.9%)	(24.1%)	(0.7%)	5.5%
Realized gains (losses) on securities, net	(6)	1, 765	3,540	5,068
As a percentage of total revenues	(0.00%)	27.6%	7.5%	18.8%
Commissions	1,606	1,281	3,606	2,327
As a percentage of total revenues	6.1%	20.1%	7.6%	8.6%
Conference fees	719	749	719	749
As a percentage of total revenues	2.7%	11.7%	1.5%	2.8%
Other revenues	222	51	326	82
As a percentage of total revenues	0.8%	0.8%	0.7%	0.3%
Total Revenues	$26,535	$6,385	$47,225	$26,940
Expenses:
Employee compensation and benefits	$16,390	$3,577	$26,542	$9,508
As a percentage of total revenues	61.8%	56.0%	56.2%	35.3%
Conference fees	1,969	1,595	2,144	1,670
As a percentage of total revenues	7.4%	25.0%	4.5%	6.2%
Professional fees	1,959	1,728	2,713	2,488
As a percentage of total revenues	7.4%	27.1%	5.7%	9.2%
Business development	849	514	1,434	880
As a percentage of total revenues	3.2%	8.1%	3.0%	3.3%
Communication and data processing	491	267	889	628
As a percentage of total revenues	1.9%	4.2%	1.9%	2.3%
Other expenses	1,033	759	2,084	1,374
As a percentage of total revenues	3.9%	11.9%	4.4%	5.1%
Total Expenses	$22,691	$8,440	$35,806	$16,548
As a percentage of total revenues	85.5%	132.2%	75.8%	61.4%
Operating income (loss)	$3,844	$(2,055)	$11,419	$10,392
Interest expense	$563	—	$793	—
Income (loss) before income taxes and minority interests	$3,281	$(2,055)	$10,626	$10,392
As a percentage of total revenues	12.4%	(32.2%)	22.5%	38.6%
Income taxes expense (benefit)	(370)	136	(338)	(349)
Minority interest in (income) loss of subsidiaries	295	(718)	(261)	(1,718)
Net income (loss)	$3,206	$(2,637)	$10,027	$8,325
As a percentage of total revenues	12.1%	(41.3%)	21.2%	30.9%
Reclassification adjustment for realized gains on investments	—	—	(1,002)	—
Comprehensive income (loss)	$3,206	$(2,637)	$9,025	$8,325
As a percentage of total revenues	12.1%	(41.3%)	19.1%	30.9%

     Three months ended June 30, 2007 and 2006

          Net Income (loss)

          Net income for the quarter ended June 30, 2007 was $3.2 million compared to a net loss of $2.6 million for the quarter ended June 30, 2006. This change was attributable to a $20.2 million increase in total revenues, primarily consisting of private placement, underwriting and strategic advisory fees. In addition, for the quarter ended June 30, 2007, total expenses (including interest expense) as a percentage of revenues decreased by

44.6% compared to the same period in 2006. Finally, net income for the three months ended June 30, 2006 was adversely impacted by a minority interest charge primarily relating to the Fund of $0.8 million as compared to minority interest income of $0.3 million for the three months ended June 30, 2007.

          Revenues

          Investment banking revenues for the three months ended June 30, 2007 were $24.8 million compared to $4.1 million for the three months ended June 30, 2006, representing an increase of $20.7 million, or 504.9%. The increase in investment banking revenues was primarily attributable to larger financing transactions. In the 2007 period, we were the sole or lead manager in connection with 12 financing transactions, which raised an aggregate of $726 million. In the second quarter of 2006, we were the sole or lead manager in connection with 11 financing transactions, which raised an aggregate of $133 million. We earned investment banking revenues from 35 different clients in the second quarter of 2007 compared to 16 clients in the second quarter of 2006. In the second quarter of 2007, $22.5 million of investment banking revenues constituted placement agent or underwriting fees and $2.3 million constituted strategic advisory fees. In the second quarter of 2006, $4.0 million of investment banking revenues constituted placement agent or underwriting fees and $0.1 million constituted strategic advisory fees. For the second quarter of 2007, 74.1% of our investment banking revenue was derived from clients in the life science sector compared to 64.0% in the second quarter of 2006.

          Principal transaction revenues were negative $0.7 million for the second quarter of 2007 and negative $1.5 million for the second quarter of 2006, reflecting unrealized losses in our investment portfolio. For the second quarter of 2007, we had realized losses of $.006 million compared to $1.8 million of realized gains for the second quarter 2006. In the second quarter of 2007, the Fund had unrealized losses of $0.4 million and nominal net realized gains. In the second quarter of 2006, the Fund had unrealized gains of $0.1 million and net realized gains of $0.9 million.

          We earned commissions of $1.6 million for the three months ended June 30, 2007 compared to $1.3 million for the three months ended June 30, 2006, an increase of $0.3 million, or 23.1%. The increase was primarily attributable to an increase in the volume of shares traded for our customers, which, in turn, is attributable to a number of factors including the overall strength of the capital markets, an increase in the number of traders and institutional sales personnel and increasing investor interest in our research products.

          Conference fees and other revenues for the three months ended June 30, 2007 totaled $0.9 million compared to $0.8 million for the three months ended June 30, 2006, an increase of $0.1 million. Conference fees for the three months ended June 30, 2007 and 2006 were each $0.7 million. These fees are related to our spring Global Healthcare conference and include fees paid by participants and presenters. Other revenues for the second quarter of 2007 and 2006 consisted primarily of interest and dividend income.

          Expenses (including interest expense)

          Total expenses for the second quarter ended June 30, 2007 were $23.3 million compared to $8.4 million for the three months ended June 30, 2006, an increase of $14.9 million, or 177.4%. For the 2007 period, total expenses constituted 87.6% of revenues as compared to 132.2% for the 2006 period. The overall increase in expenses generally reflects an expansion of our operating platform while the decrease in total expenses relative to total revenues demonstrates an efficiency accompanying this expansion as we continue to focus on growth.

          Employee compensation and benefits for the three months ended June 30, 2007 was $16.4 million compared to $3.6 million for the three months ended June 30, 2006, an increase of $12.8 million, or 355.6%. These amounts do not include distributions to members which totaled $1.7 million for the 2007 period and $4.2 million for the 2006 period. Employee compensation and benefits for the 2007 period constituted 61.8% of revenues compared to 56.0% for the 2006 period. The increase in employee compensation and benefits is due primarily to an overall increase in personnel from June 30, 2006 to June 30, 2007. For the current year, we have targeted employee compensation and benefits expense at 55% of total revenues, not taking into account equity awards granted prior to September 30, 2007.

          For the three months ended June 30, 2007, other operating and interest expenses were $6.9 million compared to $4.9 million for three months ended June 30, 2006, an increase of $2.0 million, or 40.8%. The key components of this increase were interest expense of $0.6 million with respect to the issuance of senior convertible debentures on March 1, 2007, consisting of accrued interest and amortization of debt discount and deferred financing costs, conference expenses, which increased by $0.4 million, business development expenses, which increased by $0.3 million, occupancy and equipment expenses, which increased by $0.2 million and professional fees, which increased by $0.2 million.

     Six months ended June 30, 2007 and 2006

          Net Income

          Net income for the six months ended June 30, 2007 was $10.0 million compared to $8.3 million for the comparable 2006 period, representing an increase of $1.7 million, or 20.5%. This increase was attributable to a $20.3 million increase in total revenue, offset in part by a $20.1 million increase in total expenses. The largest contributor to this increase in expenses was compensation and benefits, which increased by $17.0 million. In addition, 2006 net income was adversely impacted by a minority interest charge relating to the Fund of $1.7 million compared to a minority interest charge of $0.3 million for the 2007 period.

          Revenues

          Investment banking revenues for the six months ended June 30, 2007 were $39.4 million compared to $17.2 million for the six months ended June 30, 2006, representing an increase of $22.2 million, or 129.1%. The increase in our investment banking revenues was primarily attributable to larger financing transactions. In the 2007 period, we were the sole or lead manager in connection with 19 financing transactions, which raised an aggregate of $865.0 million. In the first half of 2006, we were the sole or lead manager in connection with 23 financing transactions, which raised an aggregate of $437.6 million. We earned investment banking revenues from 63 different clients in the six months ended June 30, 2007 as compared to 37 clients in the comparable 2006 period. For the six months ended June 30, 2007, $36.6 million of investment banking revenues constituted placement agent or underwriting fees and $2.8 million constituted strategic advisory fees as compared to $16.9 million of investment banking revenues or underwriting fees and $0.3 million of strategic advisory fees during the 2006 period. For the six months of 2007, 74.6% of our investment banking revenues was derived from clients in the life science sector compared to 67.0% in the comparable 2006 period.

          For the six months ended June 30, 2007, principal transaction revenues were negative $0.3 million, which reflected unrealized losses in our investment portfolio. In comparison, for the six months ended June 30, 2006, principal transaction revenues were $1.5 million, reflecting unrealized gains in our investment portfolio. For the 2007 period, realized gains were $3.5 million compared to $5.1 million for the 2006 period. The realized gains during the six months ended June 30, 2006 was primarily the result of two warrant positions having been exercised and sold for an aggregate gain of approximately $3.6 million. In the 2007 period, gains relating to the exercise and sale of warrant positions were $2.2 million. In the 2007 period, the Fund had unrealized losses of $0.08 million and net realized gains of $0.5 million compared to unrealized gains of $0.8 million and net realized gains of $1.2 million generated during the 2006 period. Also, during the first six months of 2007, we recorded $1.0 million of realized gains on publicly traded unrestricted common stock that we cannot sell in the short-term (i.e., 12 months), representing a reclassification of the unrealized gains recorded as other comprehensive income in 2006.

          In March 2007, we distributed 85% of the beneficial interests in certain equity securities, including stock and warrants, which we held in 62 companies, to our members; we distributed a 59.5% interest to Paul Revere, LLC (“Revere”), a Delaware limited liability company, and a 25.5% interest to R&R Capital Group, Inc. (“RRCG”), a Delaware “S” corporation. We retained the remaining 15% interest in these securities. We then, together with Revere and RCG, contributed our interests in these securities to RRPR, LLC (“RRPR”), a Delaware limited liability company, in exchange for membership interests in RRPR that mirrored our respective direct interests in the securities. As a result of the Exchange, we own 40.5% of RRPR, 15.0% directly and 25.5% through our ownership of RRCG. Because we no longer own 100% of these securities, principal transaction revenues in future periods will be lower than it would have been if we continued to hold a 100% interest in these securities.

          We earned commissions of $3.6 million for the six months ended June 30, 2007 compared to $2.3 million for the six months ended June 30, 2006, an increase of $1.3 million, or 56.5%. The increase was primarily attributable to an increase in the volume of shares traded for our customers, which, in turn, is attributable to a number of factors including the overall strength of the capital markets, an increase in the number of traders and institutional sales personnel and increasing investor interest in our research products.

          Conference fees and other revenues for the six months ended June 30, 2007 totaled $1.0 million compared to $0.8 million for the six months ended June 30, 2006, an increase of $0.2 million. Conference fees for the six months ended June 30, 2007 and 2006 were each $0.7 million. These fees are related to our spring Global Healthcare conference and include fees paid by participants and presenters. Other revenues for the six months ended June 30, 2007 and 2006 consisted primarily of interest and dividend income.

          Expenses (including interest expense)

          Total expenses for the six months ended June 30, 2007 were $36.6 million compared to $16.5 million for the comparable 2006 period, an increase of $20.1 million, or 121.8%. For the 2007 period total expenses constituted 77.5% of revenues compared to 61.4% for the 2006 period. The increase in expenses generally reflects an expansion in personnel and related costs as we continue to focus on growth.

          Employee compensation and benefits for the six months ended June 30, 2007 was $26.5 million compared to $9.5 million for the 2006 period, an increase of $17.0 million, or 178.9%. These amounts do not include profit distributions to members which totaled $12.5 million for the 2007 period and $4.2 million for the 2006 period. Employee compensation and benefits for the 2007 period constituted 56.2% of revenues compared to a 35.3% for the comparable 2006 period. The overall increase in employee compensation and benefits and the higher ratio is due primarily to: (i) an overall increase in personnel and related expenses; and (ii) payouts to senior managing directors hired in 2006. For the current year, we have targeted employee compensation and benefits expense at 55% of total revenues, not taking into account equity awards granted prior to September 30, 2007.

          For the six months ended June 30, 2007, other operating and interest expenses were $10.1 million compared to $7.0 million for comparable 2006 period, an increase of $3.1 million, or 44.3%. The key components of this increase were interest expense of $0.8 million with respect to the issuance of senior convertible debentures on March 1, 2007, consisting of accrued interest and amortization of debt discount and deferred financing costs, conference expenses, which increased by $0.5 million, business development expenses, which increased by $0.6 million, occupancy and equipment expenses, which increased by $0.4 million and professional fees, which increased by $0.2 million.

     Pro Forma Information

          Prior to the Exchange, we were owned 70% by Revere and 30% by RRCG. As part of the Exchange, Revere contributed its interests in us to Enthrust and the stockholders of RRCG contributed their interests in RRCG to Enthrust. In addition, through an affiliate, we owned 80% of Enthrust. Immediately after the Exchange, those shares were cancelled. As a result, RRCG became a wholly-owned subsidiary of Enthrust and Enthrust owned 70% of Holding directly and the other 30% through RRCG. Giving retroactive effect to the Exchange, on a pro forma combined basis, combining our operations with the results of Enthrust and RRCG, our statement of income and comprehensive income is as follows:

Six Months Ended June 30, 2007

(in thousands, except earnings per share and weighted number of shares data)

Revenues	$47,283
Operating expenses	36,760

Operating income	10,523
Income taxes expense	899
Minority interest	261

Net income	9,363
Other comprehensive income	(1,002)

Comprehensive income	$8,361

Earnings per share, basic and diluted	$.37

Weighted average number of shares outstanding – basic and diluted	25,000,000

The information in the table above reflects the following adjustments:

•	transaction costs of $800,000 relating to the Exchange;

•	eliminating Enthrust’s operating expenses of $54,943 for the six month period ended June 30, 2007;

•	eliminating $792,861 of interest expense, amortization of debt discount and deferred financing costs relating to the Debentures in the six month period ended June 30, 2007;

•	applying a 40% effective tax rate resulting in a tax of $898,898 for the six months ended June 30, 2007; and

•	eliminating RRCG’s income taxes benefit of $24,229 for the six months ended June 30, 2007.

          Prior to the Exchange, we operated as a limited liability company, which is taxed as a partnership for federal and state income tax purposes. As such, we were not subject to federal or state income taxes, other than the New York State Unincorporated Business Tax (the “UBT”) and our members, Revere and RRCG, reported their allocable share of our income, gains, losses (if any) and deductions on their federal and state income tax returns in accordance with the Internal Revenue Code and the regulations promulgated thereunder as well as applicable state tax statutes and rules. In addition, RRCG elected to be taxed under subchapter “S” of the Internal Revenue Code, as a result of which, it too was generally not subject to federal and state corporate income taxes. As a result of the Exchange, we now operate as a “C” corporation and, as such, we are subject to federal and state corporate income taxes. Assuming the Exchange was consummated on January 1, 2007 and further assuming an effective tax rate of 40%, we would have recorded a tax expense of $0.9 million and net income and comprehensive income of $9.4 million and $8.4 million, respectively, for the six months ended June 30, 2007.

          Our historical results do not reflect any costs associated with operating as a public company. We expect to incur increases in our operating costs associated with the regulatory and reporting requirements imposed by the SEC, the stock exchange on which our common stock is listed and for complying with the requirements of Section 404 of S-Ox. These costs include legal and accounting fees, consulting fees, stock exchange listing fees, printing and mailing costs, insurance and additional costs associated with hiring new financial, administrative and compliance personnel. We estimate that these additional costs will range from $1.0 million to $2.0 million per year.

Liquidity and Capital Resources

          We have historically satisfied our capital and liquidity requirements through internally generated cash from operations. In addition, in March 2007, we completed a $20 million private placement of the Debentures and the Warrants to accredited investors (the “Private Placement”).

          At June 30, 2007, we had liquid assets, consisting of cash and cash equivalents and due from clearing broker, of $33.2 million and working capital of $22.9 million. At June 30, 2006, liquid assets consisted of $8.4 million and working capital of $4.9 million.

          The timing of bonus and retention compensation payments to our employees and distributions to our stockholders may significantly affect our cash position and liquidity from period to period. While our employees are generally paid salaries on a semi-monthly basis during the year, bonus payments, which make up a significantly larger portion of total compensation, are generally paid quarterly, although in some cases they are paid annually.

          As a registered securities broker-dealer, we are subject to the net capital requirements of the SEC uniform net capital requirement rule described elsewhere in this Report. SEC regulations also provide that equity capital may not be withdrawn or cash dividends paid if certain minimum net capital requirements are not met. At June 30, 2007 and 2006, we had excess net capital of $9.1 million, and $3.4 million, respectively. Regulatory net capital requirements change based on investment and underwriting activities.

          Because of the nature of settlement transactions in our investment banking and brokerage business, we regularly monitor our liquidity position, including our cash and net capital positions. We believe that our current level of equity capital, combined with funds anticipated to be provided by operating activities will be adequate to meet our liquidity and regulatory capital requirements for at least the next 12 months.

Cash Flows

          June 30, 2007. For the six months ended June 30, 2007, we had a net increase in cash and cash equivalents of $17.4 million. Operating activities provided cash of $9.0 million and financing activities provided cash of $8.5 million. The primary components of cash provided by operating activities were net income of $10.0 million in combination with an overall increase in operating payables of approximately $6.3 million, offset by realized gain on available for sale investments of $1.0 million and an increase in due from clearing broker and private placement and other fees receivables of approximately $6.4 million. Cash provided by financing activity constituted $20.0 million of gross proceeds from the Private Placement and a $2.0 million contribution by minority owners of subsidiary offset by $12.5 million of distributions to members and deferred financing costs of $1.0 million. Our cash and cash equivalents were $27.7 million at June 30, 2007.

Contractual Obligations

          Our commitments and contingencies include: (i) real property leases; (ii) employment agreements; and (iii) equipment leases. Our principal offices are located at 1270 Avenue of the Americas, New York, New York where we lease the 16th and 28th floors, or approximately 33,000 square feet in the aggregate. The lease for the 16th floor expires in July 2008 and the lease for the 28th floor expired in June 2007. In July 2007, we vacated the 28th floor. We are exploring options for leasing new office space in New York City.

          The following table sets forth information relating to our contractual obligations as of June 30, 2007:

	Payment Due by Period

	2007	2008	2009	After		Total

	(in thousands)
Operating lease obligations	$192.7	$234.2	$31.8	$		$458.7
Other	9.8	8.8	8.2		4.2	31.0

Total	$202.5	$243.0	$40.0		$4.2	$489.7

Market Risk

          Market risk represents the risk of loss that may result from the change in value of a financial instrument due to fluctuations in its market price. Market risk is inherent in all financial instruments. Market risk may be exacerbated in times of trading illiquidity when market participants refrain from transacting in normal quantities and/or at normal bid–offer spreads. Our exposure to market risk is directly related to our role as a financial intermediary in customer trading and to our market-making and investment activities.

          We trade in equity securities as an active participant in both listed and OTC equity markets. We maintain securities in inventory to facilitate our market-making activities and customer order flow. Although we do not engage in proprietary trading, we may use a variety of risk management techniques and hedging strategies in the ordinary course of our trading business, including establishing position limits by product type and industry sector, closely monitoring inventory turnover, maintaining long and short positions in related securities, and using exchange–traded equity options and other derivative instruments. We do not use derivatives for speculative purposes.

          In connection with our trading business, management also reviews reports appropriate to the risk profile of specific trading activities. Typically, market conditions are evaluated and transaction details and securities positions are reviewed. These activities seek to ensure that trading strategies are within acceptable risk tolerance parameters, particularly when we commit our own capital to facilitate client trading. Our accounting department is actively involved in ensuring the integrity and clarity of the daily profit and loss statements, to the extent that we maintain trading positions for a period longer than one day. Activities include price verification procedures, position reconciliation and review of transaction booking. We believe that these procedures, which stress timely communications between our traders and senior management, are important elements of the risk management process.

Equity Price Risk

          Equity price risk represents the potential loss in value due to adverse changes in the level or volatility of equity prices. We are exposed to equity price risk through our trading activities in both listed and OTC equity markets as well as our investment portfolio. We attempt to reduce the risk of loss inherent in our inventory of equity securities by establishing position limits and monitoring inventory turnover to mitigate our market risk profile.

Interest Rate Risk

          Interest rate risk represents the potential loss from adverse changes in market interest rates. As we may hold U.S. Treasury securities and other fixed income securities as well as convertible debt securities and incur interest-sensitive liabilities from time to time, we are exposed to interest rate risk arising from changes in the level and volatility of interest rates and in the shape of the yield curve. Interest rate risk is managed through the use of short positions in U.S. government and corporate debt securities and other instruments.

Credit Risk

          Our broker-dealer subsidiary places and executes customer orders. The orders are then settled by an unrelated clearing organization that maintains custody of customers’ securities and provides financing to customers.

          Through indemnification provisions in our agreement with our clearing organization, customer activities may expose us to off-balance-sheet credit risk. We may be required to purchase or sell financial instruments at prevailing market prices in the event a customer fails to settle a trade on its original terms or in the event cash and securities in customer margin accounts are not sufficient to fully cover customer obligations. We seek to control the risks associated with brokerage services for our customers through customer screening and selection procedures as well as through requirements that customers maintain margin collateral in compliance with governmental and self-regulatory organization regulations and clearing organization policies.

          Most of our cash is held in two depository institutions. Our accounts are insured by the U.S. government but only up to a maximum of $100,000 per account. Our cash balances vary from time to time based on a variety of factors but in most cases are significantly in excess of the insurable limit. As a result, we have exposure on these accounts in the event these financial institutions become insolvent.

Significant Accounting Policies

          Our consolidated financial statements include the accounts of all of our wholly-owned and majority-owned subsidiaries. The consolidated financial statements also include the accounts of a limited partnership, i.e., the Fund, for which we are the general partner beginning January 1, 2006, in accordance with Emerging Issues Task Force Issue No. 04-5 “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” In accordance with Statement of Financial Accounting Standards No. 94, “Consolidation of All Majority-owned Subsidiaries — an amendment of ARB No. 51, with related amendments of APB Opinion No. 18 and ARB No. 43, Chapter 12,” all majority-owned subsidiaries have been consolidated beginning on the date the respective interest was acquired.

          Interim Financial Statements

          Our unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information. The unaudited condensed consolidated financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position and the results of its operations and the changes in members’ equity and cash flows.

          Comprehensive Income

          SFAS No. 130, “Reporting Comprehensive Income” establishes standards for the reporting and presentation of comprehensive income and its components in the consolidated financial statements.

          Valuation of Securities Owned – Marketable and Non-Marketable

          Marketable securities consist of: publicly traded unrestricted common stocks, in which we have the intent and the ability to sell in the short term (“trading securities”); and publicly traded unrestricted common stocks, in which we have the intent to sell but not the ability to sell in the short term due to low volume or illiquidity (“available for sale securities”). Trading securities are valued at the closing price on the valuation date, with any realized and unrealized holding gains or losses reflected in the consolidated statements of income as realized gains on securities, net and principal transactions, net, respectively. Available for sale securities are valued at the closing price on the valuation date, with any unrealized holding gains or losses reflected as a component of accumulated other comprehensive income in the consolidated statements of members’ equity, and any realized gains or losses are reflected in the consolidated statements of income as realized gains on securities, net.

          Non-marketable securities consist of: non-tradable warrants exercisable into common stock of public companies (“non-tradable warrants”); restricted common stock in publicly held companies (“restricted securities”); common stock and preferred stock in privately held companies and partnerships, where we have less than a 20% voting interest and has no significant influence (“securities in privately-held entities”); and convertible notes and notes receivables in privately held companies (“debt securities in privately-held companies”). Non-tradable warrants are valued at intrinsic value based on the closing price at the date of the valuation, as we have the intent and the ability to exercise and sell in the short term, at the closing price. Restricted securities, securities in privately-held entities and debt securities in privately-held companies are carried at cost. Any realized and unrealized holding gains or losses derived from non-marketable securities are reflected in the consolidated statements of income as realized gains on securities, net and principal transactions, net, respectively. Interest on debt securities in privately-held companies is included in the consolidated statements of income and comprehensive income as other income. We account for gains and losses on the sale of marketable and non-marketable securities under the specific identification method.

          Investment in Affiliate

          Investment in affiliate in which we own less than 20% of the voting rights but have significant influence is accounted under the equity method in accordance with APB Opinion No. 18 (“APB-18”). We record our share of the equity and income of the affiliate in the condensed consolidated financial statements.

          Securities Transactions and Revenue Recognition

          Private placement fees arising from securities offerings in which R&R, our broker-dealer affiliate, acts as an underwriter or agent, along with fees earned from providing financial advisory services are recognized at the time the transaction is consummated. We recognize advisory fee revenue ratably over the terms of the related contracts.

          Proprietary securities transactions, gains and losses from the sale of securities owned, commission revenue and commission expense are recorded on a trade-date basis. Profit and loss arising from all securities transactions entered into for our account and for which we are at risk, are recorded on a trade-date basis.

          Conference Revenue and Expenses

          We receive conference deposits from presenters, which are recorded as a liability and then recognized as revenue when the conference is conducted. We also make advance payments for conference facilities, entertainment, and related costs which are recorded as prepaid expenses and then recognized when the conference is conducted.

          Debt with Equity Instruments

          We account for debt with equity instruments in accordance with the guidance provided by EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments.” Accordingly, the aggregate purchase price is allocated to the debt and equity instruments based on their relative fair market values with an amount attributable to the relative fair value of the warrants being recorded as a debt discount on the debt instruments, such that the debt instruments are recorded on the consolidated statement of financial condition at a value, which is net of the value assigned to the equity instruments. The debt discount, which is credited to members’ equity, is accreted over the life of the debt instruments.

          The fair value of the warrants is determined based on the Black-Scholes valuation model, which requires the input of highly subjective assumptions, including the expected share price volatility. Given the fact that Holding’s shares were not publicly traded, Holding developed an expected volatility figure based on a review of the historical volatilities, over a period of time equivalent to the expected life of these warrants, of similarly positioned public companies within its industry, during the early stages of their life as a public company.

          In addition, based on the intrinsic value method, we record an additional debt discount, related to the beneficial conversion feature of the debt instruments after taking into account the value of the equity instruments issued. This discount is accreted over the life of the debt instruments.

          Income Taxes

          Prior to the Exchange, Holding filed consolidated Federal and combined New York State and City UBT returns. The members of Holding, PR and RRCG, were taxed on Holding’s federal and state taxable income. Accordingly, no provision or liability for federal or state income taxes has been included in Holding’s consolidated financial statements, except for the UBT.

          Deferred tax assets and liabilities are determined based on the difference between the consolidated financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect for UBT purposes in the years in which the differences are expected to reverse. In addition, we also recognize deferred tax assets for future tax benefits, to the extent that realization of such benefits is more likely than not to occur.

          In June 2006, the FASB issued Interpretation No. 48, “Accounting of Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109” (“FIN-48”). This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 31, 2006. We adopted FIN-48 effective with our 2007 fiscal year. FIN-48 currently has no effect on our consolidated financial statements.

          Use of Estimates

          The preparation of financial statements is in conformity with U.S. generally accepted accounting principles, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

          Stock-Based Compensation

          Until January 1, 2006, we accounted for grants using the intrinsic value method, under which compensation cost related to grants of stock options and restricted stock is recorded to the extent that the exercise price of the option or the purchase price for the stock was less than the market value of the underlying shares on the date of grant. Any such compensation expense would have been recorded over the service or vesting period.

          Effective January 1, 2006, we adopted the “modified prospective method” set forth in SFAS 123R for valuing stock-based compensation. Under the provisions of SFAS 123R, stock-based compensation cost is measured at the grant date based on the fair value of the award and expense is recognized over the “requisite service period” which generally is the vesting period stipulated in the grant for all employees. Under the “modified prospective” method, compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS 123R for all share-based payments granted after the effective date and, (b) based on the requirements of SFAS 123 for all awards granted to employees prior to the effective date of SFAS 123R that remain unvested on the effective date.

          Registration Payment Arrangements

          In December 2006, the FASB issued a Staff Position (“FSP”) on EITF 00-19-2 “Accounting for Registration Payment Arrangements” (“FSP 00-19-2”). FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies” (“SFAS 5”). If the transfer of consideration under a registration payment arrangement is probable and can be reasonably estimated at inception, the contingent liability under the registration payment arrangement is included in the allocation of proceeds from the related financing transaction (or recorded subsequent to the inception of a prior financing transaction) using the measurement guidance in SFAS 5. FSP 00-19-2 was effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to the issuance of FSP 00-19-2. For prior arrangements, FSP 00-19-2 is effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those years. We adopted FSP 00-19-2 effective with our 2007 fiscal year. FSP 00-19-2 currently has no effect on our consolidated financial statements.

          Recent Accounting Pronouncements

          In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This standard applies under other accounting pronouncements that require or permit fair value measurements, but does not require any new fair value measurements. SFAS No. 157 will become effective for us in 2008. We are in the process of evaluating the effect that the adoption of this standard will have on our consolidated financial statements.

          In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for fiscal years beginning after November 15, 2007. We are in the process of evaluating the effect that the adoption of this standard will have on our consolidated financial statements.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

            See Item 9.01 below which is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

Incorporated by reference from the Report and Amendment No. 1.

Item 3.03	Material Modification to Rights of Security Holders

Incorporated by reference from the Report and Amendment No. 1.

Item 4.01.	Changes in the Registrant’s Certifying Accountant

Incorporated by reference from the Report and Amendment No. 1.

Item 5.01	Changes in Control of Registrant

Incorporated by reference from the Report and Amendment No. 1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Incorporated by reference from the Report and Amendment No. 1.

Item 5.06	Change in Shell Company Status

Incorporated by reference from the Report and Amendment No. 1.

Item 8.01	Other Events

Incorporated by reference from the Report and Amendment No. 1.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired

Filed herewith are the unaudited financial statements as at June 30, 2007 and for the three- and six-month periods ended June 30, 2006 and 2007.

(b)	Pro Forma Financial Information

Filed herewith are the pro forma combined financial statements of Enthrust Financial Services, Inc. and Holding for the requisite periods.

(d)	Exhibits

We hereby agree to provide the SEC upon request any omitted schedules or exhibits to the documents listed in this Item 9.01.

Exhibit Number	Description

2	Form of Exchange Agreement, dated as of July 10, 2007 (2)
3(i)	Certificate of Incorporation (1)
3(ii)	Bylaws (1)
4.1	Form of Common Stock certificate (2)
4.2	Form of Enthrust Common Stock Purchase Warrant (2)
4.3	Form of Registration Rights Agreement, dated as July 10, 2007 (2)
4.4	Form of Rodman & Renshaw Holding, LLC Option Agreement (2)
10.1	Form of Tax Indemnification Agreement, dated as of July 10, 2007 (2)
10.2	Form of Indemnification Agreement, dated as of July 10, 2007 (2)
10.3	Form of Distribution Agreement, dated as of July 9, 2007 (2)
10.4	Amended and restated Wesley Clark Employment Agreement (2)
10.5	Michael Vasinkevich Employment Agreement, as amended (2)
10.5(a)	Amendment to Michael Vasinkevich employment Agreement (2)
10.6	John J. Borer III Employment Agreement, as amended (2)
10.6(a)	Amendment to John J. Borer III Employment Agreement (2)
10.7	Edward Rubin Employment Agreement, as amended (2)
10.7(a)	Amendment to Edward Rubin Employment Agreement (2)
16	Lazar Levine & Felix LLP letter re change in certifying accountant (2)
21.1	Subsidiaries (2)
99.1	Press Release, dated July 10, 2007 (2)

(1)	Filed as an exhibit to the Current Report on Form 8-K filed on January 22, 2007 and incorporated herein by reference.

(2)	Previously filed as an exhibit with the Report.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 2 to a Current Report originally filed on July 11, 2007, as amended, to be signed on its behalf by the undersigned hereunto duly authorized.

ENTHRUST FINANCIAL SERVICES, INC.

Dated: August 21, 2007	By:	/s/ Thomas Pinou

Thomas Pinou, Chief Financial Officer

RODMAN & RENSHAW HOLDING, LLC AND SUBSIDIARIES

RODMAN & RENSHAW HOLDING, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	June 30 2007	December 31 2006

	(Unaudited)	(Audited)

Cash and cash equivalents	$27,739,814	$10,386,868
Securities owned:
Marketable, at market value	8,000,261	7,295,042
Non-marketable	1,115,057	11,797,813
Private placement and other fees receivable	5,823,158	2,500,216
Due from clearing broker	5,473,375	2,392,308
Prepaid expenses	569,056	228,926
Deposit with clearing broker	108,162	105,794
Investment in affiliate	1,515,240	—
Goodwill	1,938,714	1,938,714
Property and equipment, net	1,090,352	1,325,881
Other assets	134,620	134,620
Deferred financing costs	944,152	—

TOTAL ASSETS	$54,451,961	$38,106,182

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES

Accrued compensation payable	$13,731,432	$6,950,234
Accounts payable and accrued expenses	2,088,145	2,533,935
Conference deposits	370,983	222,591
Deferred taxes payable	—	327,100
Income taxes payable	527,015	427,818

TOTAL LIABILITIES	16,717,575	10,461,678

COMMITMENTS AND CONTINGENCIES

SENIOR CONVERTIBLE DEBENTURES, NET	18,397,701	—

MINORITY INTERESTS	7,889,436	5,618,681

MEMBERS’ EQUITY	11,447,249	22,025,823

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$54,451,961	$38,106,182

The accompanying notes are an integral part of these condensed consolidated financial statements.

RODMAN & RENSHAW HOLDING, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2007	2006	2007	2006

REVENUES
Private placement, underwriting and advisory fees	$24,753,868	$4,077,115	$39,373,672	$17,234,336
Realized gains (losses) on securities	(5,736)	1,765,326	3,540,113	5,068,256
Commissions	1,606,368	1,280,638	3,606,237	2,326,982
Conference fees	719,009	748,532	719,009	748,532
Principal transactions, net	(759,930)	(1,538,174)	(339,836)	1,480,448
Other income	221,321	51,357	325,782	81,410

TOTAL REVENUES	26,534,900	6,384,794	47,224,977	26,939,964

EXPENSES
Employee compensation and benefits	16,389,880	3,577,245	26,541,938	9,508,359
Conferences	1,968,861	1,595,329	2,144,492	1,670,447
Professional fees	1,959,406	1,727,537	2,712,543	2,487,591
Business development	848,935	514,179	1,433,545	879,525
Communication and data processing	491,246	267,123	889,407	628,090
Office	207,928	126,037	401,879	242,166
Occupancy and equipment rentals	307,718	138,364	605,398	251,601
Subscriptions and research	9,640	127,485	78,985	194,532
Insurance	178,399	107,552	301,968	186,062
Clearance and execution charges	47,027	55,862	97,850	101,959
Depreciation and amortization	162,318	117,991	324,813	223,802
Miscellaneous	119,671	85,227	273,363	173,359

TOTAL EXPENSES	22,691,029	8,439,931	35,806,181	16,547,493

OPERATING INCOME (LOSS)	3,843,871	(2,055,137)	11,418,796	10,392,471

INTEREST EXPENSE	563,174	—	792,861	—

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTERESTS	3,280,697	(2,055,137)	10,625,935	10,392,471

INCOME TAXES EXPENSE (BENEFIT)	370,352	(136,530)	337,780	349,337

INCOME (LOSS) BEFORE MINORITY INTERESTS	2,910,345	(1,918,607)	10,288,155	10,043,134

MINORITY INTERESTS IN (INCOME) LOSS OF SUBSIDIARIES	295,898	(718,617)	(261,050)	(1,718,090)

NET INCOME (LOSS)	$3,206,243	$(2,637,224)	$10,027,105	$8,325,044

OTHER COMPREHENSIVE INCOME
Reclassification adjustment for realized gains on investments	—	—	(1,001,664)	—

COMPREHENSIVE INCOME (LOSS)	$3,206,243	$(2,637,224)	$9,025,441	$8,325,044

The accompanying notes are an integral part of these condensed consolidated financial statements.

RODMAN & RENSHAW HOLDING, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
(Unaudited)
For the Six Months Ended June 30, 2007

MEMBERS’ EQUITY- January 1, 2007	$22,025,823

Distributions	(22,608,927)

Net income	10,027,105

Stock Based Compensation	735,640

Issuance of Warrants	1,134,615

Beneficial Conversion Feature of Debentures	1,134,657

Reclassification adjustment for realized gains on investments	(1,001,664)

MEMBERS’ EQUITY- June 30, 2007	$11,447,249

The accompanying notes are an integral part of these condensed consolidated financial statements.

RODMAN & RENSHAW HOLDING, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For The Six Months Ended June 30,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$10,027,105	$8,325,044
Adjustments to reconcile net income to net cash provided by operating activities:
Minority interests in subsidiaries	261,050	1,718,090
Minority share of the Company’s contributions in subsidiaries	12,030	47,134
Depreciation and amortization	324,813	223,802
Stock based compensation	735,640	122,138
Realized gain on available for sale investments	(1,001,664)	—
Interest, amortization of debt discount and deferred financing costs	792,861	—
Changes in operating assets and liabilities:
Securities owned, marketable	(2,168,424)	(1,050,231)
Securities owned, non-marketable	223,694	(2,238,773)
Private placement and other fees receivable	(3,322,942)	(22,981)
Due from clearing broker	(3,081,067)	(673,724)
Prepaid expenses	(340,130)	565,533
Deposit with clearing broker	(2,368)	(2,098)
Other assets	—	70,357
Securities sold, not yet purchased, at market value	—	(2,538)
Accrued compensation payable	6,781,198	2,589,629
Accounts payable and accrued expenses	(445,790)	636,868
Income taxes payable	99,197	327,000
Deferred taxes payable	(327,100)	—
Investment in affiliates	273,098	—
Conference deposits	148,393	(355,103)

NET CASH PROVIDED BY OPERATING ACTIVITIES	8,989,594	10,280,147

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(89,284)	(403,274)
Advance payments for future investments	—	(120,041)
Purchase of Twin Lakes	—	(60,000)

NET CASH USED IN INVESTING ACTIVITIES	(89,284)	(583,315)

CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES
Proceeds from issurance of Senior Convertible Debentures and warrants	20,000,000	—
Deferred financing costs	(1,070,039)	—
Contribution by / distribution to minority owners of subsidiaries	1,997,675	(287,876)
Distributions to members	(12,475,000)	(4,165,000)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	8,452,636	(4,452,876)

NET INCREASE IN CASH AND CASH EQUIVALENTS	17,352,946	5,243,956

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	10,386,868	1,946,050

CASH AND CASH EQUIVALENTS - END OF PERIOD	$27,739,814	$7,190,006

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year/period for:
Income taxes	$520,947	$56,000

NON-CASH INVESTING AND FINANCING ACTIVITIES
Distribution of beneficial interest in securities	$10,133,927	$—

Acquisition of interest in Twin Lakes:
Fair value of net liabilities assumed		$(42,114)

Goodwill recognized on purchase		$102,114

Cash paid to acquire interest in Enthrust		$60,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

RODMAN & RENSHAW HOLDING, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 - Organization, Nature of Operations and Basis of Presentation

Rodman & Renshaw Holding, LLC (the “Company”) is a holding company whose principal operating subsidiary is Rodman & Renshaw, LLC (the “Broker-Dealer”), a Delaware limited liability company formed on June 20, 2002, which succeeded to the business of Rodman & Renshaw, Inc. on January 1, 2004. Prior to July 10, 2007 (see Note 11- “Exchange Transaction”), the members of the Company were Paul Revere, LLC (“Paul Revere”) and R&R Capital Group, Inc. (“RRCG”), which own 70% and 30% equity interests in the Company, respectively. Pursuant to the Company’s limited liability company operating agreement (the “LLC Agreement”), the Company’s existence shall continue for a term of 50 years from the date of formation, which was February 4, 2004, unless dissolved sooner in accordance with Delaware law or the LLC Agreement. The Broker-Dealer, which is wholly-owned by the Company, is engaged in the business of a broker and dealer as those terms are defined in the Securities Exchange Act of 1934, as amended, and is a registered broker-dealer with the Financial Industry Regulatory Authority, Inc. (“FINRA”), formerly known as the National Association of Securities Dealers, Inc., or the “NASD”. All significant intercompany accounts and transactions have been eliminated in consolidation.

The accompanying condensed consolidated financial statements include the accounts of all wholly-owned and majority-owned subsidiaries of the Company. In accordance with Emerging Issues Task Force Issue No. 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights,” the Company’s condensed consolidated financial statements also include the accounts of a limited partnership for which the Company is the general partner. In accordance with Statement of Financial Accounting Standards No. 94, “Consolidation of All Majority-owned Subsidiaries—an amendment of ARB No. 51, with related amendments of APB Opinion No. 18 and ARB No. 43, Chapter 12,” all majority-owned subsidiaries have been consolidated beginning on the date the respective interest was acquired.

Interim Financial Statements

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information. In the opinion of management, the unaudited condensed consolidated financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of June 30, 2007, the results of the Company’s operations for the three and six months ended June 30, 2007 and 2006, the changes in members’ equity for the six months ended June 30, 2007 and cash flows for the six months ended June 30, 2007 and 2006. The results for the three and six months ended June 30, 2007 are not necessarily indicative of the results to be expected for any subsequent quarter or the entire fiscal year ending December 31, 2007.

RODMAN & RENSHAW HOLDING, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 - Organization, Nature of Operations and Basis of Presentation, continued

Interim Financial Statements, continued

Certain information and footnote disclosures normally included in financial statements that are prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”).

These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements and notes for the year ended December 31, 2006, included in the Current Report on Form 8-K filed by Enthrust Financial Services, Inc. on July 11, 2007. (See Note 11.)

NOTE 2 - Summary of Significant Accounting Policies

Valuation of Securities Owned - Marketable and Non-Marketable

Marketable securities consist of: (i) publicly traded unrestricted common stocks in which the Company has the intent and the ability to sell in the short term (“trading securities”); and (ii) publicly traded unrestricted common stocks in which the Company has the intent to sell but not the ability to sell in the short term due to low volume or illiquidity (“available for sale securities”). Trading securities are valued at the closing price on the valuation date, with any realized and unrealized holding gains or losses reflected in the condensed consolidated statements of income as realized gains on securities, net and principal transactions, respectively. Available for sale securities are valued at the closing price on the valuation date, with any unrealized holding gains or losses reflected as a component of accumulated other comprehensive income in the condensed consolidated statements of members’ equity, and any realized gains or losses are reflected in the condensed consolidated statements of income as realized gains on securities, net.

Non-marketable securities consist of: (i) non-tradable warrants exercisable into common stock of public companies (“non-tradable warrants”); (ii) restricted common stock in publicly held companies (“restricted securities”); (iii) common stock and preferred stock in privately held companies and partnerships where the Company has less than a 20% voting interest and has no significant influence (“securities in privately-held entities”); and (iv) convertible notes and notes receivables in privately held companies (“debt securities in privately-held companies”). Non-tradable warrants are valued at intrinsic value based on the closing price at the date of the valuation, as the Company has the intent and the ability to exercise and sell in the short term, at the closing price. Restricted securities, securities in privately-held entities and debt securities in privately-held companies are carried at cost. Any realized and unrealized holding gains or losses derived from non-marketable securities are reflected in the consolidated statements of income as realized gains on securities, net and principal transactions, net, respectively. Interest on debt securities in privately-held companies is included in the condensed consolidated statements of income and

RODMAN & RENSHAW HOLDING, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 - Summary of Significant Accounting Policies, continued

Valuation of Securities Owned – Marketable and Non-Marketable, continued

comprehensive income as other income. The Company accounts for gains and losses on the sale of marketable and non-marketable securities under the specific identification method.

Securities Transactions and Revenue Recognition

Private placement fees arising from securities offerings in which the Broker-Dealer acts as an underwriter or agent, along with fees earned from providing financial advisory services are recognized at the time the transaction is consummated. The Company recognizes advisory fee revenue ratably over the terms of the related contracts.

Proprietary securities transactions, gains and losses from the sale of securities owned, commission revenue and commission expense are recorded on a trade-date basis. Profit and loss arising from all securities transactions entered into for the account and risk of the Company are recorded on a trade-date basis.

Conference Revenue and Expenses

The Company receives conference deposits from presenters, which are recorded as a liability and then recognized as revenue when the conference is conducted. The Company also makes advance payments for conference facilities, entertainment and related costs, which are recorded as prepaid expenses and then recognized when the conference is conducted.

Debt with Equity Instruments

On March 1, 2007, the Company, in a private placement transaction, issued $20 million face value of its 6% Senior Convertible Debentures (“Debentures”) and warrants to purchase equity interests in the Company (the “Warrants”) to certain accredited investors (“Investors”) in exchange for $20,000,000 cash. (See Note 6.)

In accordance with the guidance provided by EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” the Company determined that the aggregate purchase price of $20,000,000 should be allocated to the Debentures and the Warrants based on their relative fair values, with $1,134,615 attributable to the relative fair value of the Warrants being recorded as a debt discount on the Debentures, such that the Debentures were recorded on the condensed consolidated statement of financial condition at a value of $18,865,385. The debt discount, which was credited to members’ equity, will be accreted by the Company over the life of the Debentures.

The fair value of the warrants was determined based on Black-Scholes model, which requires the input of highly subjective assumptions, including the expected share price volatility. Given that the Company’s shares are not publicly traded, the Company developed an expected volatility figure based on a review of the historical volatilities, over a period of time equivalent to the expected life of these warrants, of similarly positioned

RODMAN & RENSHAW HOLDING, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 - Summary of Significant Accounting Policies, continued

Debt with Equity Instruments, continued

public companies within its industry, during the early stages of their life as a public company. In applying the Black-Scholes model, the Company used the following assumptions:

Risk free interest rate	4.54%
Weighted average expected life of warrants (years)	3.0
Expected volatility of Company’s common stock	33%
Expected dividends	—

In addition, based on the intrinsic value method, the Company recorded an additional debt discount of $1,134,657 at March 1, 2007, related to the beneficial conversion feature of the Debentures after taking into account the value of the Warrants issued. This discount has been and will continue to be accreted by the Company over the life of the Debentures. (See Note 6.)

Income Taxes

The Company files consolidated federal income tax and combined New York State and New York City Unincorporated Business Tax (“UBT”) returns. The members of the Company, Paul Revere and RRCG, are taxed on the Company’s federal and state taxable income. Accordingly, no provision or liability for federal or state income taxes has been included in the condensed consolidated financial statements, except for the UBT.

Deferred tax assets and liabilities are determined based on the difference between the condensed consolidated financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect for UBT purposes in the years in which the differences are expected to reverse. In addition, the Company also recognizes deferred tax assets for future tax benefits, to the extent that realization of such benefits is more likely than not to occur.

In June 2006, the FASB issued Interpretation No. 48, “Accounting of Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 31, 2006. The Company adopted FIN 48 effective with its 2007 fiscal year. FIN-48 currently has no effect on the Company’s condensed consolidated financial statements. (See Note 9.)

RODMAN & RENSHAW HOLDING, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 - Summary of Significant Accounting Policies, continued

Use of Estimates

The preparation of condensed financial statements is in conformity with United States generally accepted accounting principles, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Concentrations of Credit Risk

The Broker-Dealer is engaged in trading and provides a broad range of securities brokerage and investment services to institutional clientele as well as private placement services to corporations and businesses. Counterparties to the Broker-Dealer’s business activities include broker-dealers and clearing organizations, banks and other financial institutions.

The Broker-Dealer uses a clearing broker to process transactions and maintain customer accounts on a fee basis. The Broker-Dealer permits the clearing firm to extend credit to their clientele secured by cash and securities in the client’s account. The Broker-Dealer’s exposure to credit risk associated with the non-performance by their customers and counterparties in fulfilling their contractual obligations can be directly impacted by volatile or illiquid trading markets, which may impair the ability of customers and counterparties to satisfy their obligations to the Broker-Dealer. The Broker-Dealer has agreed to indemnify its clearing brokers for losses they incur while extending credit to the Broker-Dealer’s clients. The Broker-Dealer’s policy is to review, as necessary, the credit standing of their customers and counterparties. Amounts due from customers that are considered uncollectible are charged back to the Broker-Dealer by the clearing brokers when such amounts become determinable.

Securities sold but not yet purchased commit the Broker-Dealer to deliver specified securities at predetermined prices. The transactions may result in market risk since, to satisfy the obligation, the Broker-Dealer must acquire the securities at market prices, which may exceed the values reflected on the statement of financial condition.

The Company maintains cash with major financial institutions. Cash is insured by the Federal Deposit Insurance Corporation up to $100,000 at each institution. The uninsured cash bank balances were approximately $26,834,999 at June 30, 2007. The Company believes it is not exposed to any significant credit risks for cash.

Registration Payment Arrangements

In December 2006, the FASB issued a Staff Position (“FSP”) on EITF 00-19-2, “Accounting for Registration Payment Arrangements” (“FSP 00-19-2”). FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate

RODMAN & RENSHAW HOLDING, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 - Summary of Significant Accounting Policies, continued

Registration Payment Arrangements, continued

agreement or included as a provision of a financial instrument or other agreement should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies” (“SFAS 5”). If the transfer of consideration under a registration payment arrangement is probable and can be reasonably estimated at inception, the contingent liability under the registration payment arrangement is included in the allocation of proceeds from the related financing transaction (or recorded subsequent to the inception of a prior financing transaction) using the measurement guidance in SFAS 5. FSP 00-19-2 was effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to the issuance of FSP 00-19-2. For prior arrangements, FSP 00-19-2 is effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those years. The Company adopted FSP 00-19-2 effective with its 2007 fiscal year. FSP 00-19-2 currently has no effect on the Company’s condensed consolidated financial statements, as the Company believes that the probability of penalty due to an untimely filing of a registration statement covering the shares issuable upon conversion of the Debentures and exercise of the Warrants is remote. (See Note 6.)

Stock Based Compensation

Effective January 1, 2006, the Company adopted SFAS 123R and adopted the modified prospective method with respect to its accounting for the transition to SFAS 123R.

On May 22, 2007, the Company granted options to employees to purchase 919,541 shares of Rodman & Renshaw Holding, LLC at an exercise price of $8.24. (See Note 10.) In applying the Black-Scholes model during the six months ended June 30, 2007, the Company used the following assumptions:

Risk free interest rate	4.76%
Weighted average expected life of options (years)	3.5
Expected volatility of Company’s common stock	33%
Expected dividends	—

NOTE 3 - Securities Owned and Sold, Not Yet Purchased

At June 30, 2007, securities owned and sold, not yet purchased, consist of trading and investment securities, as follows:

RODMAN & RENSHAW HOLDING, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 3 - Securities Owned and Sold, Not Yet Purchased, continued

Marketable securities are as follows:

Trading securities, at market value	$8,000,261

Non-marketable securities are as follows:

Non-tradable warrants	$20,533
Restricted securities	$617,024
Debt securities in private entity	$477,500

$1,115,057

NOTE 4 – Investment in Affiliate

On February 28, 2007, the Company distributed to its members, Revere and RRCG, 85% of its beneficial interest in certain warrants and other securities and retained the remaining 15%. (See Note 10.) Simultaneous with the distribution, the Company, Revere and RRCG assigned their respective beneficial interests in these warrants and other securities to RRPR, LLC (“RRPR”), a Delaware limited liability company, which was formed on February 6, 2007 for the purpose of managing these assets, in exchange for membership interests in RRPR in proportion to their respective ownership percentages. The Company retained bare legal title to these assets pursuant to a nominee agreement with RRPR, which controls all decisions regarding the assets, is entitled to all sales proceeds and other benefits, bears the risk of loss, and can demand conveyance of the legal title at any time. In accordance with APB Opinion No.18, the Company’s investment in RRPR is accounted for under the equity method because of the Company’s significant influence attributable to the common senior management and the degree of participation by the Company in management decisions. For the three months ended June 30, 2007, the Company recorded its share of RRPR’s net loss in the amount of $14,365. For the six months ended June 30, 2007, the Company recorded its share of RRPR’s net income in the amount of $34,288. These amounts are recorded in principal transactions, net, in the condensed consolidated statements of income.

NOTE 5 – Deferred Financing Cost

The Company incurred investment banking, legal and due diligence fees totaling $1,070,039 associated with the issuance of the Debentures and Warrants. (See Note 6.) These fees are treated as deferred financing costs and are being amortized over the term of the Debentures. For the three and the six months ended June 30, 2007, $94,416 and $125,888 have been amortized, respectively, and included as interest expense in the condensed consolidated statements of income.

RODMAN & RENSHAW HOLDING, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 6 – Senior Convertible Debentures

On March 1, 2007, the Company, in a private placement transaction, issued the Debentures and the Warrants to the Investors in exchange for $20,000,000 in cash. The Debentures mature on December 31, 2009 and bear interest at 6% per annum, which interest is payable at the earlier of the maturity date or at the time of conversion or redemption of the Debentures. For the three and the six months ended June 30, 2007, interest expense in the amount of $300,000 and $400,000 were recorded in the condensed consolidated statements of income. The Debentures, including any accrued interest, are convertible into shares of the Company’s common stock, at any time, by the holders at a price of $7.00 per share, subject to certain adjustments as set forth in the Debentures. The Warrants entitle the holders thereof to purchase an aggregate of 714,286 shares of the Company’s common stock at an exercise price of $7.70 per share, subject to certain adjustments as defined in the Warrants, and are exercisable at any time on or before March 1, 2010. Upon the occurrence of certain events, including the Company’s shares becoming publicly traded, the Company may require the conversion of the Debentures. Pursuant to the terms of the financing, the lead Investor was granted the right to designate two members of the Company’s board of directors, and certain key employees signed three-year employment contracts with the Company. (See Note 7.) In connection with the sale of the Debentures and Warrants, the Company incurred approximately $1,070,000 of debt issuance costs which has been capitalized and will be amortized over the life of the Debentures. (See Note 5.)

In accordance with the guidance provided by EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” the Company allocated the aggregate purchase price of $20,000,000 to the Debentures and the Warrants based on their relative fair values, with $1,134,615 allocated to the Warrants recorded as a debt discount on the Debentures. The debt discount, which was credited to members’ equity, has been and will continue to be accreted by the Company over the life of the Debentures. For the three and the six months ended June 30, 2007, the Company amortized $100,113 and $133,484 of this discount, respectively, included within interest expenses in the condensed consolidated statements of income.

In addition, the Company recorded an additional debt discount of $1,134,657 at March 1, 2007 related to the beneficial conversion feature of the Debentures after taking into account the value of the Warrants issued. This discount has been and will continue to be accreted by the Company over the life of the Debentures. For the three and six months ended June 30, 2007, the Company amortized $100,117 and $133,489 of this discount, respectively, included within interest expenses in the condensed consolidated statements of income.

As of June 30, 2007, no Warrants have been exercised and no Debentures have been converted.

RODMAN & RENSHAW HOLDING, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 6 – Senior Convertible Debentures, continued

At June 30, 2007, the balance of the Debentures, net of amortized debt discounts in the amount of $2,002,299, plus accrued interest of $400,000, was $18,397,701.

On July 10, 2007, as part of the Exchange, the holders of the Debentures and Warrants transferred those securities to Enthrust Financial Services, Inc. (“Enthrust”) in exchange for shares of Enthrust’s common stock and warrants to purchase Enthrust’s common stock. (See Note 11.)

In connection with the sale of the Debentures and the Warrants, the Company agreed to enter into a Registration Rights Agreement with the holders of the Debentures, which would require that the Company file a resale registration statement with the SEC within 90 days after certain “trigger events” (the “Filing Date”). Such “trigger events” include the shares of the Company (or a successor to the Company) being traded, listed or quoted on a public market. The resale registration statement is required to cover the resale of such number of shares of common stock as may become issuable upon the conversion of the Debentures and the exercise of the Warrants (the “Registerable Securities”). In the event that the resale registration statement is not filed by the Filing Date or is not effective within 180 days thereafter or the Company fails to maintain its effectiveness for stated periods, the Company is required to pay as partial relief for the damages to the holders of the Debentures and the Warrants by reason of any such delay in their inability to sell their Registerable Securities, an amount equal to 2% per month of the original outstanding principal amount of the Debentures purchased by such Holders until such time as the resale registration statement becomes effective, up to a cap of 10%. The Company believes that the probability of a penalty due to the untimely filing of a registration covering the shares issuable upon conversion of the Debentures and exercise of the Warrants is remote.

At all times while any of the Debentures remain outstanding, the Company must maintain $5,000,000 of key man life insurance on each of its President, Chief Executive Officer and a Senior Managing Director, as well as maintain cash balances, together with its subsidiaries, of at least $3,000,000. The Company was in compliance with these requirements at June 30, 2007.

NOTE 7 - Commitments and Contingencies

Lease Commitments

As of June 30, 2007, the Company occupied two floors, 16 and 28, covering approximately 33,000 square feet, at 1270 Avenue of the Americas, New York, New York. The lease for the 16th floor expires in July 2008. The lease for the 28th floor expired in June 2007. The Company vacated the 28th floor in July 2007. The Company is actively seeking replacement office space in New York City.

RODMAN & RENSHAW HOLDING, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 7 - Commitments and Contingencies, continued

Employment Agreement - Chairman

On December 22, 2006, the Company entered into an employment agreement with its Chairman, which provides for an annual salary of $250,000, as well as additional compensation as defined in the agreement. Effective June 26, 2007, the employment agreement with the Chairman was modified to eliminate the bonus which was based on net profits.

Employment Agreements - Senior Executives

On March 1, 2007, the Company entered into three-year employment agreements with three senior managing directors of the Broker-Dealer who are also senior executives of the Company and members of the board of directors of the Company and the Broker-Dealer. Under the terms of the agreements, which commenced on March 1, 2007 and continue until February 28, 2010, unless extended or earlier terminated in accordance with their terms, the Company is required to pay annual salaries of $150,000 to each executive, or $450,000 in the aggregate, plus incentive compensation under a bonus plan. For the three and six months ended June 30, 2007, these three individuals received (i) compensation of $112,500 and $150,000, respectively, and (ii) distributions, directly and indirectly out of distributions to members, of $1,441,000 and $11,566,000, respectively. (See Note 10.) For the three and six months ended June 30, 2006 these three individuals did not receive any compensation or distributions.

Under the above employment agreements, the bonus for these executives will be calculated at the discretion of the Compensation Committee of the Company’s board of directors, based upon the overall revenue and profits of the Company for each fiscal year commencing on or after January 1, 2007, as well as, the overall productivity of each executive as determined by the Compensation Committee of the Company’s board of directors and as defined in the employment agreements, subject to the Company’s total compensation and benefits expense with respect to all employees which includes cash and non-cash compensation but does not include equity based compensation granted on or before the “Exchange Date” (as defined in Note 11 below), for the fiscal year not exceeding 55% of gross revenues.

Litigation

During the year ended December 31, 2006, as a result of actions taken by a former employee against the Company, the Company filed a proceeding against the former employee with FINRA and the United States District Court for the Southern District of New York (“SDNY”), in which it alleged various claims against the employee including but not limited to; trademark infringement and dilution, cyber-squatting, cyber-piracy, defamation and tortuous interference with business relations. In connection with each of

RODMAN & RENSHAW HOLDING, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 7 - Commitments and Contingencies, continued

Litigation, continued

these actions, the Company is seeking compensatory and punitive damages. In response to these actions filed against the former employee by the Company, the employee filed counterclaims with the SDNY seeking compensatory and punitive damages against the Company for breach of contract, defamation and declaratory relief. The Company is not in a position to predict or assess the likely outcome of these proceedings, nor is it in a position to estimate the range of any potential loss. As of June 30, 2007, there have been no material developments with respect to the litigation.

By letter dated April 10, 2006, FINRA advised the Company that it was reviewing matters related to the circumstances surrounding the termination of a former employee and requested that the Company produce documents in connection with that review. By letter dated April 11, 2006, FINRA withdrew its request, to avoid regulatory duplication, upon learning that the SEC was also reviewing the same events. By letter dated May 1, 2007 following the SEC's termination of its investigation, and in connection with its own investigation, FINRA requested the production of certain information and documentation. The Company produced all information and documentation responsive to the May 1, 2007 letter. Subsequently, by letter dated July 24, 2007, FINRA requested additional information and documentation. The Company produced all information and documentation responsive to the July 24, 2007 letter. By letters dated August 6, 2007, FINRA requested the interviews of certain employees of the Broker-Dealer and the Company intends to cooperate fully in connection with those interviews.

NOTE 8 - Net Capital Requirements

The Broker-Dealer is subject to various regulatory requirements, including the SEC’s Uniform Net Capital Rule (SEC Rule 15c3-1), which is intended to ensure the general financial soundness and liquidity of broker-dealers by requiring the maintenance of minimum levels of net capital. These regulations place limitations on certain transactions, such as repaying subordinated borrowings, paying cash dividends, and making loans to a parent, affiliates or employees. Broker-dealers are prohibited from such transactions which would result in a reduction of its total net capital to less than 120% of its required minimum net capital. Moreover, broker-dealers are required to notify the SEC before entering into any such transactions, which if executed, would result in a reduction of 30% or more of its excess net capital (net capital less the minimum requirement). The SEC has the ability to prohibit or restrict such transactions if the result is detrimental to the financial integrity of the broker-dealer.

At June 30, 2007, the Broker-Dealer had net capital of $9,333,336, which was $9,083,336 in excess of its required net capital of $250,000.

NOTE 9 - Income Taxes

Income taxes (benefit) expense consists exclusively of UBT and is comprised of the following:

	For the Three Months Ended		For the Six Months Ended

	June 30,		June 30,

	2007	2006	2007	2006

Current	$370,000	$(13,669)	$664,880	$349,337
Deferred	—	(122,861)	(327,100)	—

Total	$370,000	$(136,530)	$337,780	$349,337

RODMAN & RENSHAW HOLDING, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 9 - Income Taxes, continued

The difference between the effective UBT rate of 4% and the tax rate on the condensed consolidated statements of income are due primarily to the UBT permanent difference for officers’ salaries.

As described in Note 2, the Company adopted FIN 48 effective January 1, 2007. FIN 48 requires companies to recognize in their financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, and disclosure.

The Company and its subsidiaries filed consolidated federal and various state partnership income tax returns in which the initial period of tax reporting for these entities occurred during the year ended December 31, 2004. These income tax returns have not been examined by the applicable federal and state tax authorities. The Company has not yet filed its income tax returns for the year ended December 31, 2006.

Management does not believe that the Company has any material uncertain tax position requiring recognition or measurement in accordance with the provisions of FIN 48. Accordingly, the adoption of FIN 48 did not have a material effect on the Company’s financial statements. The Company’s policy is to classify penalties and interest associated with uncertain tax positions, if required as a component of its income tax provision.

NOTE 10 - Members’ Equity and Stock Options

Distributions to Members

On February 28, 2007, the Company distributed to its members, Paul Revere and RRCG, 85% of its beneficial interest in certain warrants and other securities that were valued at approximately $10.1 million at that date. (See Note 4.)

On March 16, 2007, and April 27, 2007, the Company distributed cash of $10,740,000 and $1,735,000, respectively, to its members, Paul Revere and RRCG.

Stock-Based Compensation

The Company recorded $449,112 and $735,640 of stock-based compensation for the three and six months ended June 30, 2007, respectively. The Company recorded $0 and $122,138 of stock based compensation for the three and the six months ended June 30,

RODMAN & RENSHAW HOLDING, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 10 - Members’ Equity and Stock Options, continued

Stock-Based Compensation, continued

2006, respectively. The unamortized stock-based compensation balance as of June 30, 2007 was $3,552,133 and will be fully amortized through 2010. During the six months ended June 30, 2007, options to purchase 919,541 shares of common stock, with three year vesting periods, were granted to employees of the Company, valued at $2,013,795. (See Note 2.)

A summary of options outstanding as of June 30, 2007 is as follows:

	Amount	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term

Outstanding at January 1, 2007	1,928,829	$6.32	5.5 Years
Granted	919,541	$8.24	4.9 Years
Exercised	—	—	—
Forfeited or Expired	—	—	—

Outstanding at June 30, 2007	2,848,370	$6.94	5.0 Years

Exercisable at June 30, 2007	100,000	$.409	7.8 Years

NOTE 11 – Subsequent Events

Distributions to Members

Prior to the Exchange (described below), on July 9, 2007, the Company distributed $5.0 million to its members, Paul Revere and RRCG, representing approximately 70% of the members’ projected income tax liability on the Company’s taxable income for period (the “Short Year”) beginning January 1, 2007 and ending on the Exchange Date (as defined below), based on the maximum combined federal, New York State and New York City income tax rate of 45.498% (the “Maximum Rate”). As soon as reasonably practicable, the Company will calculate its actual taxable income for the Short Year and then make a final distribution to Paul Revere and the former stockholders of RRCG (pro rata in accordance with their interests in RRCG), in an amount equal to the taxes actually payable with respect to the Company’s Short Year, based on the Maximum Rate, over the amount distributed on July 9, 2007. In the event the amount distributed on July 9, 2007 exceeded the actual taxes payable with respect to the Short Year, based on the Maximum Rate, Paul Revere and the former stockholders of RRCG are obligated to reimburse the Company to the extent the amount of the distribution exceeds the actual taxes payable with respect to the Short Year based on the Maximum Rate.

RODMAN & RENSHAW HOLDING, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 11 – Subsequent Events, continued

Exchange Transaction

On July 10, 2007 (the “Exchange Date”), pursuant to an Exchange Agreement, dated as of July 10, 2007 (the “Exchange Agreement”), the beneficial owners of the Company’s debt and equity securities consummated a reorganization transaction, referred to herein as the “Exchange,” pursuant to which the Company became a subsidiary of Enthrust Financial Services, Inc. (“Enthrust”), a Delaware corporation. As a result of the Exchange, the beneficial owners of the Company’s debt and equity securities, or their respective members or stockholders, became stockholders of Enthrust. Prior to the Exchange, the Company owned 80% of Enthrust indirectly through a subsidiary. At the time of the Exchange, Enthrust was not engaged in any trade or business and its shares of common stock, par value $.001 per share (the “Common Stock”), were traded on the OTC Bulletin Board under the symbol EFSV.OB.

The Exchange consisted of the following: (i) Paul Revere contributed its 70% membership interest in the Company to Enthrust in exchange for 12,711,683 shares of Common Stock; (ii) the stockholders of RRCG, which owned 30% of the Company and 25.5% of RRPR, contributed all of their RRCG shares to Enthrust in exchange for 5,967,591 shares of Common Stock; (iii) the holders of the Debentures and the Warrants contributed the Debentures and the Warrants to Enthrust in exchange for 5,970,099 shares of Common Stock and warrants to purchase 1,355,600 shares of Common Stock at $7.00 per share; and (iv) options held by employees of the Company to purchase up to 2,848,370 shares of the Company’s shares at prices ranging from $0.409 per share to $8.24 per share were exchanged for options to acquire up to 5,278,071 shares of Common Stock at prices ranging from $0.22 to $4.45 per share. Immediately after the Exchange, the Enthrust shares held indirectly by the Company were cancelled and in contemplation of the Exchange, on July 9, 2007, two shareholders contributed 250,715 and 42,143 shares of Common Stock, respectively, to the capital of the Company. These shares were retired and returned to the status of authorized but unissued shares.

In addition, on the Exchange Date: (i) Enthust’s president and chief financial officer resigned; (ii) Enthrust’s sole director appointed the Company’s president as a director of Enthrust; (iii) the two Enthrust directors appointed the officers of the Company as the officers of Enthrust; (iv) the two Enthrust directors appointed the other directors of the Company to be the directors of Enthrust, effective as of the tenth following the date on which Enthrust mailed an Information Statement pursuant to Rule 14f-1 promulgated under the Exchange Act to its stockholders; and (v) the original director of Enthrust resigned effective as of the date the directors of Holding became the directors of Enthrust. The Rule 14f-1 Information Statement was mailed on July 12, 2007.

RODMAN & RENSHAW HOLDING, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 11 – Subsequent Events, continued

Exchange Transaction, continued

On July 20, 2007, the board of directors of Enthrust (the “Board”) voted to change Enthrust’s name to Rodman & Renshaw Capital Group, Inc., subject to stockholder approval. The name change was approved by written consent of stockholders owning in excess of 50% of Enthrust’s issued and outstanding shares of Common Stock. In accordance with the rules and regulations of the SEC, the Company will file an amendment to its certificate of incorporation 20 days following the mailing of an Information Statement pursuant to rule 14C promulgated under the Exchange Act. The Rule 14C Information Statement was mailed August 6, 2007.

Based on the fact that immediately after the Exchange: (i) the former holders of the Company’s debt and equity securities owned 98.6% of Enthrust’s issued and outstanding shares of Common Stock; (ii) the officers of the Company became the officers of Enthrust; (iii) the directors of the Company became the directors of Enthrust; (iv) Enthrust will change its name to “Rodman & Renshaw Capital Group, Inc.,” to reflect the corporate identity of the Company; and (v) Enthrust was not engaged in any trade or business prior to the Exchange so that after the Exchange its only business is the business that had previously been conducted by the Company; for accounting purposes: (a) the Company is treated as the acquirer; (b) the historical financial statements of the Company will become Enthrust’s historical financial statements; and (c) the Exchange will be accounted for as a reverse acquisition and recapitalization of the Company.

Public Offering

On July 19, 2007, Enthrust filed a Registration Statement on Form S-1 with the SEC covering the sale of up to $86 million worth of the Company’s Common Stock by the Company and certain of the Company’s stockholders in an underwritten public offering.

Tax Indemnification Agreement

In connection with the Exchange described above, the Company entered into a Tax Indemnification Agreement with Paul Revere, RRCG and the stockholders of RRCG (“the Indemnitees”) pursuant to which, the Company agreed to indemnify the Indemnitees for any increased taxes attributable to the activity of the Company through the Exchange Date. The Company believes that the likelihood of any payment under the indemnification agreement is remote.

Employment Agreement

In August 2007, the Compensation Committee and the Board unanimously approved an employment agreement between the Company and a new Chief Executive Officer.

RODMAN & RENSHAW HOLDING, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 11 – Subsequent Events, continued

Employment Agreement, continued

The material terms of the agreement are as follows: (i) the employment period begins September 4, 2007 and terminates December 31, 2009, unless the agreement is extended; (ii) the agreement can be extended indefinitely for additional one year periods unless either party gives the other 90-days written notice of its intent not to renew the agreement; (iii) the executive’s base salary will be $150,000 per year; (iv) the executive is entitled to incentive compensation as follows: (A) for fiscal 2007 - $616,666; (B) for fiscal 2008 — $800,000 plus $1,050,000 if total consolidated gross revenues for fiscal 2008 exceed 110% of total consolidated gross revenues for fiscal 2007; (C) for fiscal 2009 — $800,000 plus $1,050,000 if total consolidated gross revenues for fiscal 2009 exceed 120% of total consolidated gross revenues for fiscal 2007; (iv) the executive will be included as a participant in the Company’s Executive Bonus Plan (described below); (v) the executive is granted 750,000 shares of restricted Common stock that vest ratably over a three-year period beginning on the first anniversary date of the agreement; (vi) the executive is granted an option to purchase 750,000 shares of the Common Stock at a price equal to the public offering price per share in the Company’s underwritten public offering described above or, if such offering is not effective before November 1, 2007, at an amount equal to the greater of (A) $7.00 per share and (B) the fair market value of a share of the Company’s Common Stock at the close of business on October 31, 2007, as determined by the Board in good faith; and (vii) if the Company does not extend the employment agreement beyond its stated December 31, 2009 expiration date, it shall pay to the executive, in consideration for his covenant not to compete, a lump sum payment equal to nine times his monthly salary amount (which is equal to one-twelfth his average base and incentive compensation for the year preceding such termination).

Executive Bonus Plan

In August 2007, the Compensation Committee and the Board unanimously approved the Company’s Executive Bonus Plan. The Executive Bonus Plan will be submitted to the Company’s stockholders for approval at a stockholders’ meeting noticed for August 31, 2007. The Executive Bonus Plan replaces and supersedes the previously existing Bonus Plan that had been included in the employment agreements of the Company’s three senior executives. (See Note 7.) The material terms of the Executive Bonus Plan are as follows: (i) the plan is for a term of five years; (ii) the initial participants are four of the Company’s senior executives; (iii) all awards under the Executive Bonus Plan are determined by the Compensation Committee in its sole and absolute discretion; (iv) no participant may receive, in any single year, an amount exceeding 25% of the Company’s consolidated gross revenues for that year; and (v) in no event shall the Company’s total compensation and benefits expense for any fiscal year, after taking into account the aggregate amount awarded under the Executive Bonus Plan (but excluding any equity compensation granted by the Company prior to September 30, 2007), exceed 60% of the Company’s total consolidated revenues for such fiscal year.

RODMAN & RENSHAW HOLDING, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 11 – Subsequent Events, continued

2007 Stock and Incentive Plan

In August 2007, the Compensation Committee and the Board unanimously approved the Company’s 2007 Stock and Incentive Plan. The 2007 Stock and Incentive Plan will be submitted to the Company’s stockholders for approval at a stockholders’ meeting noticed for August 31, 2007. The material terms of the 2007 Stock and Incentive Plan are as follows: (i) the plan will be administered by a committee made up entirely of “independent” directors; (ii) all employees and directors of and consultants to the Company and its subsidiaries are eligible to receive awards under the plan; (iii) 5,250,000 shares of Common Stock are reserved for issuance under the plan; (iv) awards granted pursuant to the plan include incentive and non-qualified options and restricted stock grants; (v) no participant may receive in any one year awards covering more than 2,000,000 shares of Common Stock; (vi) in the case of option grants, the exercise price may not be less than 100% of the fair market value of a share of Common Stock on the date of grant; (vii) no award may be granted more than 10 years after the date of the plan.

ENTHRUST FINANCIAL SERVICES, INC.

INTRODUCTION TO THE PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS
(Unaudited)

Introduction- The Exchange

On July 10, 2007 (the “Exchange Date”), pursuant to an Exchange Agreement, dated as of July 10, 2007 (the “Exchange Agreement”), Rodman & Renshaw Holding, LLC (“Holding”) completed a reorganization transaction, referred to herein as the “Exchange,” pursuant to which it became a subsidiary of Enthrust Financial Services, Inc. (“Enthrust” or the “Company”), a Delaware corporation, in which Holding held an indirect 80% equity interest. As a result of the Exchange, the owners of Holding’s debt and equity securities, or their respective members or stockholders, became stockholders of Enthrust. At the time of the Exchange, Enthrust was not engaged in any trade or business and its shares of common stock, par value $.001 per share (the “Common Stock”), were traded on the OTC Bulletin Board under the symbol EFSV.OB.

The Exchange consisted of the following: (i) Paul Revere, LLC, a Delaware limited liability company (“Paul Revere”), contributed its 70% membership interest in Holding to Enthrust in exchange for 12,711,683 shares of Common Stock; (ii) the stockholders of R&R Capital Group, Inc., a Delaware corporation taxed under subchapter S of the Internal Revenue Code of 1986, as amended (“RRCG”), which owned 30% of Holding, contributed all of their RRCG shares to Enthrust in exchange for 5,967,591 shares of Common Stock; (iii) the holders of the Holding’s 6% Senior Convertible Debentures in the aggregate principal amount of $20,000,000 (the “Debentures”) and warrants to purchase 714,286 of the Holding’s shares at a price of $7.70 per share (the “Warrants”), contributed the Debentures and the Warrants to Enthrust in exchange for 5,970,099 shares of Common Stock and warrants to purchase 1,355,600 shares of Common Stock at $7.00 per share; and (iv) options held by employees of Holding to purchase up to 2,848,370 shares of Holding’s shares at prices ranging from $0.409 per share to $8.24 per share were exchanged for options to acquire up to 5,278,071 shares of Common Stock at prices ranging from $0.22 to $4.45 per share. Immediately after the Exchange, the Enthrust shares held indirectly by Holding were cancelled.

In addition, on the Exchange Date: (i) Enthust’s president and chief financial officer resigned; (ii) Enthrust’s sole director appointed the Holding’s president as a director of Enthrust; (iii) the two Enthrust directors appointed the officers of Holding as the officers of Enthrust; (iv) the two Enthrust directors appointed the other directors of Holding to be the directors of Enthrust, effective as of the tenth following the date on which Enthrust mailed an Information Statement pursuant to Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to its stockholders; and (v) the original director of Enthrust resigned effective as of the date the directors of Holding became the directors of Enthrust. The Rule 14f-1 Information Statement was mailed on July 12, 2007.

ENTHRUST FINANCIAL SERVICES, INC.

INTRODUCTION TO THE PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS
(Unaudited)

On July 20, 2007, the Board of Directors of the Company voted to change the name of the Company to Rodman & Renshaw Capital Group, Inc., subject to stockholder approval. By written consent of stockholders owning in excess of 50% of the Company’s issued and outstanding shares of Common Stock, the name change was approved. In accordance with the rules and regulations of the Securities and Exchange Commission, the Company will file an amendment to its certificate of incorporation 20 days following the mailing of an Information Statement pursuant to rule 14C promulgated under the Exchange Act. The Rule 14C Information Statement was mailed August 6, 2007.

Based on the fact that immediately after the Exchange: (i) the former beneficial owners of Holding’s debt and equity securities owned 98.6% of Enthrust’s issued and outstanding shares of Common Stock; (ii) the officers of Holding became the officers of Enthrust; (iii) the directors of Holding became the directors of Enthrust; (iv) Enthrust will change its name to “Rodman & Renshaw Capital Group, Inc.,” to reflect the corporate identity of Holding; and (v) Enthrust was not engaged in any trade or business prior to the Exchange so that after the Exchange its only business is the business that had previously been conducted by Holding; for accounting purposes: (a) the Company is treated as the acquirer; (b) the historical financial statements of Holding will become Enthrusts historical financial statements; and (c) the Exchange will be accounted for as a recapitalization of holding.

Condensed Statement of Financial Condition, as of June 30, 2007

				Pro Forma Adjustments

	Enthrust Financial Services, Inc.	Rodman & Renshaw Holding, LLC	R&R Capital Group Inc.	Enthrust Financial Services, Inc.		Rodman & Renshaw Holding, LLC		R&R Capital Group Inc.		Pro Forma Combined

	a	b	c
ASSETS
Cash and cash equivalents	$3,190	$27,739,814	$20,090	$—		$(3,190	) e	$—		$27,759,904
Securities owned, marketable and non-marketable	—	9,115,318	1,288	—		—		—		9,116,606
Private placement and other fees receivable	—	5,823,158	—	—		—		—		5,823,158
Due from clearing broker	—	5,473,375	—	—		—		—		5,473,375
Prepaid expenses	—	569,056	1,918	—		—		—		570,974
Deposit with clearing broker	—	108,162	—	—		—		—		108,162
Goodwill	—	1,938,714	—	—		—		—		1,938,714
Property and equipment, net	—	1,090,352	—	—		—		—		1,090,352
Other assets	—	134,620	—	—		—		—		134,620
Deferred Financing Costs	—	944,152	—	—		(944,152	) f			—
Investment in Holdings	—	—	3,434,175			—		(3,434,175	) i	—
Investment in Affiliate	—	1,515,240	3,098,468	—		—		—		4,613,708

TOTAL ASSETS	$3,190	$54,451,961	$6,555,939	$—		$(947,342)		$(3,434,175)		$56,629,573

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Accrued compensation payable		13,731,432	—	—				—		13,731,432
Accounts payable and accrued expenses	15,000	2,088,145	—	—		785,000	e g			2,888,145
Conference deposits	—	370,983	—	—		—		—		370,983
Income taxes payable	—	527,015	47,839	—		(320,000	) g	—		254,854

TOTAL LIABILITIES	$15,000	$16,717,575	$47,839	$—		$465,000		$—		$17,245,414

SENIOR CONVERTIBLE DEBENTURES, NET	—	18,397,701	—	—		(18,397,701	) f	—		—

MINORITY INTERESTS	—	7,889,436	—	—		—		—		7,889,436

STOCKHOLDERS’ EQUITY
Member’s Equity	—	11,447,249	6,506,626	—		(11,447,249	) h	(6,506,626	) i	—
Common stock	2,058	—	1,474	22,942	d	—		(1,474	) i	25,000
Additional paid-in capital	8,204,998	—	—	(22,942	) d	20,213,742	e f g h	3,073,925	i	31,469,723
Retained earnings	(8,218,866)	—	—	—		8,218,866	e	—		—

TOTAL STOCKHOLDERS’ EQUITY	$(11,810)	$11,447,249	$6,508,100	$—		$16,985,359		$(3,434,175)		$31,494,723

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,190	$54,451,961	$6,555,939	$—		$(947,342)		$(3,434,175)		$56,629,573

Condensed Statement of Income and Comprehensive Income

For the Six Months Ended June 30, 2007

				Pro Forma Adjustments

	Enthrust Financial Services, Inc	Rodman & Renshaw Holding, LLC	R&R Capital Group, Inc.	Enthrust Financial Services, Inc		Rodman & Renshaw Holding, LLC		R&R Capital Group, Inc.		Pro Forma Combined

	j	k	l
REVENUES	$—	$47,224,977	$1,345,396	$—		$—		$(1,287,106	) q	$47,283,267

OPERATING EXPENSES	54,943	35,806,181	153,831	—		745,057	m n	—		36,760,012

OPERATING INCOME (LOSS)	(54,943)	11,418,796	1,191,565	—		(745,057)		(1,287,106)		10,523,255

INTEREST EXPENSE	—	792,861	—	—		(792,861	) o	—		—

INCOME TAXES EXPENSES (BENEFIT)	—	337,780	(24,229)	—		561,118	p	24,229	q	898,898

MINORITY INTERESTS IN INCOME OF SUBSIDIARIES	—	261,050	—	—		—		—		261,050

NET INCOME (LOSS)	(54,943)	10,027,105	1,215,794	—		(513,314)		(1,311,335)		9,363,307

OTHER COMPREHENSIVE INCOME	—	(1,001,664)	—	—		—		—		(1,001,664)

COMPREHENSIVE INCOME (LOSS)	$(54,943)	$9,025,441	$1,215,794	$—		$(513,314)		$(1,311,335)		$8,361,643

EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE:

Basic	(0.03)									0.37

Diluted	(0.03)									0.37

Weight average shares used in computing earnings per common and common equivalent:

Basic	2,057,771			22,942,229	d					25,000,000

Diluted	2,057,771			22,942,229	d					25,000,000

ENTHRUST FINANCIAL SERVICES, INC.

NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS
(Unaudited)

NOTE 1 - Exchange

The unaudited pro forma condensed combined statement of financial condition combines the consolidated statement of financial condition of Enthrust, Holding (which includes Enthrust) and RRCG as of June 30, 2007 as if the Exchange occurred on that date. The unaudited pro forma condensed statement of income and comprehensive income is based upon the condensed combined statements of income of Enthrust, Holding (which include Enthrust) and RRCG for the six months ended June 30, 2007 as if the Exchange occurred January 1, 2007. Unaudited pro forma condensed statement of income and comprehensive income for the year ended December 31, 2006 is included in Enthrust’s current report on Form 8-K filed on July 11, 2007, as amended on July18, 2007.

NOTE 2 - Pro Forma Adjustments

a.	Derived from the unaudited balance sheet of Enthrust as of June 30, 2007.

b.	Derived from the unaudited statement of financial condition of Holding as of June 30, 2007 (which included the assets and liabilities of Enthrust).

c.	Derived from the unaudited balance sheet of RRCG as of June 30, 2007.

d.	Exchange of 24,649,373 shares of Common stock at $.001 par value pursuant to the exchange transactions net of 1,707,144 owned by Holding.

e.	Elimination of Enthrust’s assets ($3,190) and liabilities ($15,000) and the corresponding equity components ($8,207,056) and ($8,218,866).

f.	Adjustments made to reflect the contribution of the Debentures and Warrants in exchange for the Common stock and Enthrust Warrants.

g.	Adjustment made to reflect the costs relating to the exchange transactions in the amount of $800,000 and the corresponding corporation’s effective tax rate of 40% in the amount of $320,000.

h.	Recapitalization of Holdings’ member’s equity upon reverse merger with C Corporation.

i.	Elimination of RRCG’s investment in Holding and its corresponding equity components.

j.	Derived from the unaudited statement of income of Enthrust for the six months ended June 30, 2007.

ENTHRUST FINANCIAL SERVICES, INC.

NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS
(Unaudited)

NOTE 2 - Pro Forma Adjustments, continued

k.	Derived from the unaudited statement of income of Holding for the six months ended June 30, 2007 (which include the results of Enthrust).

1.	Derived from the unaudited statement of income of RRCG for the six months ended June 30, 2007.

m.	Adjustment made to reflect the transactions costs in the amount of $800,000.

n.	Elimination of Enthrast’s operating expenses in the amount of ($54,943) for the six months ended June 30, 2007.

o.	Elimination of interest expense, amortization of debt discount and deferred financing cost, with respect to the Debentures.

p.	Adjustments made to reflect a proforma corporate effective tax rate of 40%.

q.	Elimination of tax expense accounted for in the proforma tax calculation and the results of RRCG’s investment in Holding.